Exhibit 16.1

805 Third Avenue Suite 1430 New York, New York 10022-7513 212.868.3669 212.838.2676/ Fax www.rbsmllp.com

April 13, 2022

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of NightFood Holdings, Inc. (the “Company”) Form 8-K dated April 12, 2022, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP

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